UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Louisiana, Suite 700 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 1, 2015, Goodrich Petroleum Corporation (the “Company”) completed its previously announced exchange transaction under which it retired $76.5 million in aggregate original principal amount of its outstanding 8.875% Senior Notes due 2019 (the “Existing Notes”) in exchange for 38,250 units (the “Units”), each consisting of $1,000 aggregate principal amount of the Company’s 8.875% Second Lien Senior Secured Notes due 2018 (the “New Notes”) and one warrant (the “Warrants”) to purchase approximately 156.9 shares of the Company’s common stock, par value $0.20 per share (the “Unit Exchange”).

Further, on October 1, 2015, the Company completed its exchange transactions with certain note holders under which it retired approximately $81.7 million in aggregate original principal amount of the Existing Notes in exchange for its issuance of New Notes in an aggregate original principal amount of approximately $36.8 million (the “Note Exchange” and, together with the Unit Exchange, the “Exchange Transactions”).

Indenture

The New Notes were issued pursuant to the Indenture (the “Indenture”), dated as of October 1, 2015, among the Company, Goodrich Petroleum Company, L.L.C., as subsidiary guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee and collateral trustee (the “Trustee”). The Company will pay interest on the New Notes at a rate of 8.875% per annum on March 15 and September 15 of each year, beginning on March 15, 2016. The New Notes mature on March 15, 2018. The maturity of the New Notes will be accelerated to September 1, 2017 if more than $25 million of the Company’s Senior Convertible Notes due 2032 remain outstanding on August 1, 2017.

Certain Covenants and Events of Default

The New Notes contain a number of covenants including restrictions on (i) the incurrence of indebtedness similar to the restrictions in the Company’s 8.875% Senior Notes due 2019, (ii) the incurrence of liens including prior liens securing indebtedness in an amount in excess of the greater of $150 million and the borrowing base under the Company’s Second Amended and Restated Credit Agreement (as amended, the “Senior Credit Agreement”), pari passu liens securing indebtedness in an amount (including the New Notes) of more than $75 million, and junior liens securing indebtedness in an amount of more than $50 million, and (iii) restricted payments including the purchase or repayment of unsecured indebtedness prior to its scheduled maturity.

The Indenture contains customary events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the New Notes then outstanding (the “Holders”) may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued and unpaid interest (including additional interest or premium, if any) on the New Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders). In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest or premium, if any), on the New Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders.

Optional Redemption

On or after March 15, 2016, the Company may redeem, at any time, all or, from time to time, a portion of the New Notes, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2016	106.000%
2017 and thereafter	100.000%

Warrant Agreement

The Warrants were issued pursuant to a warrant agreement (the “Warrant Agreement”), dated October 1, 2015, between the Company and American Stock Transfer & Trust Company LLC, as warrant agent. Under the terms of the Warrant Agreement, the New Notes and the Warrants will not be separately transferable until the earliest of (i) 60 days after the date on which the Warrants are originally issued and (ii) in the event of the occurrence of a change of control, as defined in the Indenture, the date on which requisite notice of such change of control is mailed to the holders of New Notes. At such time, the Warrants will become convertible on a cashless basis as set forth in the Warrant Agreement. Any Warrants not exercised in ten years from the date of issuance will expire.

The foregoing description of the Indenture, the New Notes and the Warrant Agreement is a summary only and is qualified in its entirety by reference to the Indenture, the form of the New Notes and the Warrant Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 4.3 respectively, and incorporated herein by reference.

Credit Facility Amendment

On October 1, 2015, the Company entered into the Fourteenth Amendment (the “Amendment”) to the Company’s Senior Credit Agreement among Goodrich Petroleum Company, L.L.C., as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Amendment includes the following key elements:

•	reduces the borrowing base to $75 million on October 1, 2015;

•	permits the Company to refinance the Company’s Existing Notes by issuing second lien or third lien debt (provided that the principal amount of third lien debt may not exceed $50 million);

•	requires the Company to mortgage all of its oil and gas properties that constitute proved reserves; and

•	authorizes the administrative agent under the Senior Credit Agreement to enter into an amended and restated intercreditor agreement setting forth the priority of the liens securing the obligations under the Senior Credit Agreement, the notes issued pursuant the Company’s second lien indentures and any third lien facility that the Company may enter into after the date hereof.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

8.00% Indenture Amendment

On October 1, 2015, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Company’s Indenture, dated as of March 12, 2015, among the Company, the Guarantor and the Trustee (the “8.00% Indenture”). The First Supplemental Indenture amended the 8.00% Indenture to permit the Exchange Transactions, to permit the incurrence of third lien debt in an amount not to exceed $50 million and to permit restricted payments with respect to the Company’s preferred stock in an amount not to exceed $25 million.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to such First Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 3.02. The Warrants and shares of common stock issuable upon exercise of the Warrants were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated October 1, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as trustee and collateral trustee.

4.2	Form of 8.875% Second Lien Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Warrant Agreement, dated October 1, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC, as warrant agent.

4.4	First Supplemental Indenture, dated October 1, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as trustee and collateral trustee.

10.1	Fourteenth Amendment to the Second Amended and Restated Credit Agreement, dated October 1, 2015, among Goodrich Petroleum Company, L.L.C., as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated October 1, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as trustee and collateral trustee.

4.2	Form of 8.875% Second Lien Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Warrant Agreement, dated October 1, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC, as warrant agent.

4.4	First Supplemental Indenture, dated October 1, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as trustee and collateral trustee.

10.1	Fourteenth Amendment to the Second Amended and Restated Credit Agreement, dated October 1, 2015, among Goodrich Petroleum Company, L.L.C., as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.